RLF1 28947149v.1 May 8, 2023 Simpson Manufacturing Co., Inc. 5956 W Las Positas Boulevard, Pleasanton, California 94588 Re: Registration Statement on Form S-8 Filed by Simpson Manufacturing Co., Inc. Ladies and Gentlemen: We have acted as special Delaware counsel to Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the Company’s issuance of deferred compensation obligations that constitute general unsecured obligations of the Company to pay deferred compensation in the future (the “Deferred Compensation Obligations”) under the Simpson Manufacturing Co., Inc. Nonqualified Plan, effective April 3, 2023 (the “Plan”). In this connection, you have requested our opinion as to certain matters of Delaware law. For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents: (i) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 23, 1999, as amended by the Certificate of Merger of the Company, as filed with the Secretary of State on May 21, 1999, the Certificate of Designation of the Company, as filed with the Secretary of State on August 2, 1999, and the Certificate of Amendments of the Company, as filed with the Secretary of State on July 30, 2002, April 12, 2004, May 4, 2005 and March 28, 2017, respectively (collectively, the “Certificate of Incorporation”); (ii) the Amended and Restated Bylaws of the Company, as in effect since March 8, 2023 (the “Bylaws”); and (iii) the Plan; (iv) a certificate of an officer of the Company, dated on or about the date hereof, including the attachments thereto as to certain matters (the “Officer’s Certificate”); and

Simpson Manufacturing Co., Inc. May 8, 2023 Page 2 RLF1 28947149v.1 (v) a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company. With respect to the foregoing documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as electronic or other copies. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above. and we assume there exists no provision of any other document that bears upon or is inconsistent with our opinion as expressed herein. In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed that there is a reasonable basis for the choice of the laws of the State of Delaware to govern the Plan and the application of the laws of the State of Delaware to the Plan would not be contrary to a fundamental policy of a jurisdiction (other than the State of Delaware) (a) the law of which would be applicable to such Plan in the absence of an effective choice of other law thereunder and (b) which has a materially greater interest than the State of Delaware in the determination of a particular issue relating to such Plan. Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the Deferred Compensation Obligations, when issued and incurred pursuant to and in accordance with the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company accordance with the terms of the Plan. The foregoing opinion is subject to the following exceptions, limitations and qualifications: A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In this connection, we express no opinion on the valid and binding nature or enforceability of any Deferred Compensation Obligations to the extent that the application of the laws of the State of Delaware to the Plan is preempted by any federal law, rule or regulation. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 73-101 et seq., or any rules or regulations promulgated thereunder. B. Our opinion as set forth above is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the discretion of the court before

Simpson Manufacturing Co., Inc. May 8, 2023 Page 3 RLF1 28947149v.1 which any proceeding in respect of the Plan or any action or determination thereunder or any transaction contemplated thereby may be brought, (iv) applicable public policy with respect to the enforceability of provisions relating to indemnification or any applicable law relating to exculpation of officers or directors in their capacity as such, (v) applicable escheat laws, (vi) applicable laws relating to arbitration, and (vii) applicable laws relating to the restrictions on transfers or assignments of rights under the Plan. C. Our opinion as set forth above does not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into the Plan, the Certificate of Incorporation or the Bylaws. This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. Very truly yours, MDA/RBG